PURCHASE AGREEMENT NUMBER 2126

                                     between

                               THE BOEING COMPANY

                                       and

                                 Lan Chile S.A.

 Relating to Boeing Model 767-316ER, Model 767-38EF, and Model 767-316F Aircraft


--------------------------------------------------------------------------------


                        CONFIDENTIAL TREATMENT REQUESTED


P.A. No. 2126                                                          SA 14

                                TABLE OF CONTENTS

ARTICLES
--------

     1.      Quantity, Model and Description                             SA 5
     2.      Delivery Schedule                                           SA 5
     3.      Price                                                       SA 5
     4.      Payment                                                     SA 5
     5.      Miscellaneous                                               SA 5

TABLE
-----

     1.      Aircraft Information Table                                  SA 1
     2.      Aircraft Information Table                                  SA 1
     3.      Aircraft Information Table                                  SA 8
     4.      Aircraft Information Table                                  SA 11
     5.      Aircraft Information Table                                  SA 14

EXHIBIT
-------

     A.      Aircraft Configuration
     A-1     Aircraft Configuration                                      SA 1
     A-2     Aircraft Configuration                                      SA 5
     A-3     Aircraft Configuration                                      SA 10

     B.      Aircraft Delivery Requirements and Responsibilities         SA 1

SUPPLEMENTAL EXHIBITS
---------------------

     BFE1.    BFE Variables                                              SA 1

     CS1.     Customer Support Variables                                 SA 1

     EE1.     Engine Escalation/Engine Warranty and Patent Indemnity     SA 1

     EE1-1.   Engine Escalation/Engine Warranty and Patent Indemnity     SA 5

     BE1-2.   Engine Escalation/Engine Warranty and Patent Indemnity     SA 13

     SLP 1.   Service Life Policy Components

P.A. No. 2126                             1                              SA 14

LETTER AGREEMENTS
-----------------

     2126-1                     Seller Purchased Equipment
     2126-2                     Cabin Systems Equipment
     2126-3R4                   Option Aircraft                          SA 13

RESTRICTED LETTER AGREEMENTS
----------------------------

     6-1162-DMH-350             Performance Guarantees

     6-1162-DMH-351             Promotion Support

     6-1162-DMH-472             Performance Guarantees                   SA 1

     6-1l62-DMH-475             Configuration Matters                    SA I

     6-1l62-DMH-1031R2          Special Provisions for                   SA 9
                                Advance Payments

     6-1162-LAJ-311             Special Matters Relating to the          SA 11
                                July 2001 and September 2001
                                Aircraft

     6-1162-LAJ-0895            Business Considerations                  SA 14

P.A. No. 2126                             2                            SA 14

                           Purchase Agreement No. 2126

                                     between

                               The Boeing Company

                                       and

                                  LanChile S.A.


                              -------------------

                  This Purchase Agreement No. 2126 dated as of January 30, 1998 between The Boeing Company (Boeing) and Lan Chile S.A. (Customer) relating to the purchase and sale of Model 767-316ER, Model 767-38EF, and Model 767-316F aircraft incorporates the terms and conditions of the Aircraft General Terms Agreement dated as of May 9, 1997 between the parties, identified as AGTA-LAN
(AGTA).

Article 1.        Quantity, Model and Description.

                  The aircraft to be delivered to Customer will be designated as Model 767-316ER, Model 767-38EF, and Model 767-316F aircraft (the Aircraft). Boeing will manufacture and sell to Customer 767-316ER, 767-38EF, and 767-316F Aircraft to conform to the configurations described in Exhibits A, A-1, A-2, and A-3, which are part of this Purchase Agreement.

Article 2.        Delivery.

                  The scheduled months of delivery of the Aircraft are listed in the attached Table 1, Table 2, Table 3, and Table 4, which are part of this Purchase Agreement. Boeing's and Customer's obligation with respect to delivery of the Aircraft are contained in Exhibit B to the Purchase Agreement. Boeing and Customer agree to use reasonable endeavors to comply with the time periods contained in such Exhibit B.

Article 3.        Price.


                  3.1 Aircraft Basic Price. The Aircraft Basic Price in subject to escalation dollars is listed in Table 1, Table 2, Table 3, and Table 4.

                  3.2 Advance Payment Base Prices. The Advance Payment Base Prices listed in Table 1, Table 2, Table 3 and Table 4 were calculated utilizing the latest escalation factors available to Boeing on the date of this Purchase Agreement projected to the month of scheduled delivery.


P.A. No 2126                           1                                   SA 11

                  3.3 The components of the Aircraft Basic Price and the calculation of the Advance Payment Base Prices for the Aircraft are listed in Table 1, Table 2, Table 3, and Table 4.

Article 4.        Payment.

                  4.1 The standard advance payment schedule for the Model 767 aircraft requires the purchaser to make certain advance payments, expressed in a percentage of the Advance Payment Base Price of each aircraft beginning with a payment of 1%, less the Deposit, on the effective date of the purchase agreement for the aircraft. Additional advance payments for each aircraft are due on the first business day of the months listed in the attached Table 1, Table 2, Table 3, and Table 4.

                  4.2 Customer will upon signing the Purchase Agreement pay to Boeing the total amount of deposits required pursuant to the advance payment schedule in Table 1, Table 2, Table 3, and Table 4. Customer will make additional advance payments for the Aircraft in accordance with such schedule.

                  4.3 Customer will pay the balance of the Aircraft Price of each Aircraft at delivery.

Article 5.        Miscellaneous.

                  5.1 Aircraft Information Table. Table 1, Table 2, Table 3, and Table 4 consolidates information contained in Articles 1, 2, 3 and 4 with respect to (i) quantity of Aircraft, (ii) applicable Detail Specification, (iii) month and year of scheduled deliveries, (iv) Aircraft Basic Price, (v) applicable escalation factors and (vi) Advance Payment Base Prices and advance payments and their schedules.

                  5.2 Buyer Furnished Equipment Variables. Supplemental Exhibit BFE1 contains vendor selection dates, on dock dates and other variables applicable to the Model 767-316ER Aircraft only.

                  5.3 Customer Support Variables. Supplemental Exhibit CS1 contains the variable information applicable to information, training services and other things furnished by Boeing in support of the Aircraft.

                  5.4 Engine Escalation Variables. Supplemental Exhibit EE1 contains the applicable engine escalation formula, the engine warranty and the engine patent indemnity for the Aircraft delivering through December 1999.

                  5.5 Engine Escalation Variables. Supplemental Exhibit EE1-1 contains the applicable engine escalation formula, the engine warranty and the engine patent indemnity for the Aircraft delivering after December 1999.


P.A. No 2126                           2                                   SA 11

                  5.6 Service Life Policy Component Variables. Supplemental Exhibit SLP1 lists the airframe and landing gear components covered by the Service Life Policy for the Aircraft.

                  5.7 Negotiated Agreement; Entire Agreement. This Purchase Agreement, including the provisions of Article 8.2 of the AGTA relating to insurance, and Article 11 of Part 2 of Exhibit C of the AGTA relating to DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, has been the subject of discussion and negotiation and is understood by the parties; the Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions. This Purchase Agreement, including the AGTA, contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written, and may be changed only in writing signed by authorized representatives of the parties.

                               ******************

DATED AS OF        15 - September            2000

LAN CHILE S.A.                                          THE BOEING COMPANY


By \s\  Carlos Prado C.                                 By \s\  Lyn A. Johnson
   ------------------------------------------------        -------------------


Its   Senior Vice President Corporate Investments       Its Attorney-In-Fact
      -------------------------------------------          --------------------


P.A. No 2126                           3                                   SA 11

                          Supplemental Agreement No. 14

                                       to

                           Purchase Agreement No. 2126

                                     between

                               THE BOEING COMPANY

                                       and

                                 LAN CHILE S.A.

          Relating to Boeing Model 767-316ER, Model 767-38EF, and Model
                               767-316F Aircraft

          THIS SUPPLEMENTAL AGREEMENT, entered into as of the 20th day of April 2004, by and between THE BOEING COMPANY, a Delaware corporation (hereinafter called Boeing), and Lan Chile S.A, a Chile corporation (hereinafter called Customer);


                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, the parties entered into that certain Purchase Agreement No. 2126, dated as of January 30, 1998 relating to the purchase and sale of Boeing Model 767-316ER, Model 767-38EF, and Model 767-316F aircraft (hereinafter referred to as "Aircraft"), which agreement, as amended and supplemented, together with all exhibits, specifications and letter agreements related or attached thereto, is hereinafter called the "Purchase Agreement;" and

         WHEREAS, Customer has decided to purchase two (2) additional 767-316F aircraft with delivery in July and October of 2005,

         WHEREAS, Boeing and Customer have agreed to amend the Purchase Agreement to incorporate the above change;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Purchase Agreement as follows:


P.A. No 2126                       Page 1                                  SA 14

1. Purchase of Two (2) Additional 767-316F Aircraft. This Supplemental Agreement amends the Purchase Agreement to reflect the purchase by Customer of two (2) additional 767-316F Aircraft (Jul-05 and Oct-05).

     1.1. Table of Contents. Remove and replace in its entirety the Table of Contents, with the Table of Contents attached hereto, to reflect the changes made by this Supplemental Agreement No. 14.

     1.2. Aircraft Description. Boeing will manufacturer and sell to Customer, and Customer will purchase from Boeing, the Aircraft described in the attached Aircraft Information Table No. 5.

     1.3. Aircraft Delivery Schedule. The scheduled delivery month of each of the additional Aircraft is set forth in the attached Aircraft Information Table No. 5.

     1.4. Price. The Aircraft Basic Price and each component thereof and the Advance Payment Base Price for each of the additional
              Aircraft set forth in the attached Aircraft Information Table
              No. 5.

     1.5.    Payment.

         1.5.1. Boeing acknowledges that Customer has paid deposit payments to Boeing on March 25, 2004 in the amount of $140,000 for each of the additional Aircraft.

         1.5.2. Customer will make Advance Payments to Boeing in the amount of 30% of the Advance Payment Base Price for each of the Aircraft. These payments will begin with a payment of 1%, less any deposit previously paid to Boeing. Additional payments for the Aircraft are due on the first business day of the months and in the amounts set forth in the attached Aircraft Information Table No.5.

         1.5.3. The total amount of Advance Payments due upon the date of this agreement will include all Advance Payments that are or were due on or before such date in accordance with the Advance Payment Schedule set forth in the attached Aircraft Information Table No. 5.



P.A. No 2126                        Page 2                                 SA 14

         1.5.4. Any payments due to Boeing shall be made via wire transfer to the Boeing bank account as identified below.

                  Bank:  JPMorgan Chase
                  Account Name: The Boeing Company
                  ABA No. 021000021
                  Account No. 910-1-012764
                  Attention: Marla Chavez

2. Engine Escalation Variables. Supplemental Exhibit EE1-2 contains the applicable engine escalation formula, the engine warranty and the engine patent indemnity for the additional Aircraft identified in this Supplemental Agreement.

3. Letter Agreements. Remove and replace, in its entirety, Letter Agreement Letter Agreement 6-l162-LAJ-310Rl, Business Considerations, with Letter Agreement 6-1l62-LAJ-0895, Business Considerations, attached hereto to reflect the current business offer.

4.   Confidentiality.

         Customer understands that the information contained in this Letter Agreement is considered confidential. Customer agrees to treat this Letter Agreement as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any third parties.

The Purchase Agreement shall be deemed amended to the extent herein provided and as amended shall continue in full force and effect.

EXECUTED IN DUPLICATE as of the day and year first above written.


THE BOEING COMPANY                       LAN CHILE S.A.


By \s\  Lyn A. Johnson                   By \s\  Carlos Prado C.
   ------------------------------------     ----------------------------------


Its    Attorney-In-Fact                  Its   Senior VP Corporate Investments
   ------------------------------------     ----------------------------------


P.A. No 2126                        Page 3                                 SA 14

                          Supplemental Agreement No. 15

                                       to

                           Purchase Agreement No. 2126

                                     between

                               THE BOEING COMPANY

                                       and

                                  LANCHILE S.A.

 Relating to Boeing Model 767-316ER, Model 767-38EF, and Model 767-316F Aircraft


         THIS SUPPLEMENTAL AGREEMENT, entered into as of the 31st day of May 2004, by and between THE BOEING COMPANY, a Delaware corporation (hereinafter called Boeing), and Lan Chile S.A., a Chile corporation (hereinafter called Customer);


                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS, the parties entered into that certain Purchase Agreement No. 2126, dated as of January 30, 1998 relating to the purchase and sale of Boeing Model 767-316ER Model 767-38EF, and Model 767-316F aircraft (hereinafter referred to as "Aircraft"), which agreement, as amended and supplemented, together with all exhibits, specifications and letter agreements related or attached thereto, is hereinafter called the "Purchase Agreement;" and

         WHEREAS, Customer and Boeing have come to agreement on the basic configuration of upcoming Customer 767-316F aircraft with delivery in July and October 2005,

         WHEREAS, Boeing and Customer have agreed to amend the Purchase Agreement to incorporate the above change;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Purchase Agreement as follows:


P.A. No 2126                      Page 1                                   SA 15

1. Configuration of Two (2) 767-316F Aircraft. This Supplemental Agreement amends the Purchase Agreement to reflect the Define and Control Aircraft Configuration (DCAC) of Customers two (2) 767-316F Aircraft (Jul-05 and Oct-05) which were added to the Purchase Agreement via Supplemental Agreement No. 14.

     1.1. Table of Contents. Remove and replace in its entirety the Table of Contents, with the Table of Contents attached hereto, to reflect the changes made by this Supplemental Agreement No. 15.

     1.2. Aircraft Description. Boeing will manufacturer and sell to Customer, and Customer will purchase from Boeing, the Aircraft described in the attached Aircraft Information Table No. 5. This attached Aircraft Information Table No. 5 includes the updated detail specification number of Customer's Aircraft and will replace the prior Table No. 5. Such Aircraft are further described in the attached Exhibit A-4 entitled Aircraft Configuration.

The Purchase Agreement shall be deemed amended to the extent herein provided and as amended shall continue in full force and effect.

EXECUTED IN DUPLICATE as of the day and year first above written.

THE BOEING COMPANY                         LAN CHILE S.A.


By Lyn A. Johnson                          By Carlos Prado C.
   ------------------------------------       ----------------------------------


Its  Attorney-In-Fact                      Its  Senior VP Corporate Investments
   ------------------------------------       ----------------------------------


P.A. No 2126                      Page 2                                   SA 15

                         PURCHASE AGREEMENT NUMBER 2126

                                     between

                               THE BOEING COMPANY

                                       and

                                 Lan Chile S.A.


 Relating to Boeing Model 767-316ER, Model 767-38EF, and Model 767-316F Aircraft


P.A. No 2126                                                               SA 15

                                TABLE OF CONTENTS


ARTICLES
--------

    1.       Quantity, Model and Description                               SA 5
    2.       Delivery Schedule                                             SA 5
    3.       Price                                                         SA 5
    4.       Payment                                                       SA 5
    5.       Miscellaneous                                                 SA 5


TABLE
-----

    1.       Aircraft Information Table                                    SA 1
    2.       Aircraft Information Table                                    SA 1
    3.       Aircraft Information Table                                    SA 8
    4.       Aircraft Information Table                                    SA 11
    5.       Aircraft Information Table                                    SA 15


EXHIBIT
-------

    A.       Aircraft Configuration
    A-1      Aircraft Configuration                                       SA 1
    A-2      Aircraft Configuration                                       SA 5
    A-3      Aircraft Configuration                                       SA 10
    A-4      Aircraft Configuration                                       SA 15

    B.       Aircraft Delivery Requirements and Responsibilities          SA 1

SUPPLEMENTAL EXHIBITS
---------------------

    BFE1.     BFE Variables                                               SA 1

    CS1.      Customer Support Variables                                  SA 1

    EE1.      Engine Escalation/Engine Warranty and Patent Indemnity      SA 1

    EE1-1.    Engine Escalation/Engine Warranty and Patent Indemnity      SA 5

    EE1-2.    Engine Escalation/Engine Warranty and Patent Indemnity      SA 13

    SLP1.     Service Life Policy Components


P.A. No 2126                          1                                    SA 15

LETTER AGREEMENTS

       2126-1                   Seller Purchased Equipment
       2126-2                   Cabin Systems Equipment
       2126-3R4                 Option Aircraft                           SA 13

RESTRICTED LETTER AGREEMENTS

       6-1162-DMH-350           Performance Guarantees

       6-1162-DMH-351           Promotion Support

       6-1162-DMH-472           Performance Guarantees                    SA 1

       6-1162-DMH-475           Configuration Matters                     SA 1

       6-1162-DMH-1031R2        Special Provisions for                    SA 9
                                Advance Payments

       6-1162-LAJ-311           Special Matters Relating to the July      SA 11
                                2001 and September 2001 Aircraft

       6-1162-LAJ-0895          Business Considerations                   SA 14


P.A. No 2126                          2                                    SA 15


                                                   Aircraft Information Table No. 5
                                                    to Purchase Agreement No. 2126
                                      Aircraft Delivery, Description, Price and Advance Payments


Airframe Model/MTGW:             767-300F       412,000                      Detail Specification:        DO19T002LAN63F-1 (4/2004)
Engine Model:                  CF6-80C2B6F                                   Airframe Price Base Year:    Jul-03
Airframe Price:                                             $109,022,000     Engine Price Base Year:      Jul-03
Optional Features:                                            $1,410,200
                                                            ------------
Sub-Total of Airframe
and Features:                                               $110,432,200     Airframe Escalation Data:
                                                                             ------------------------
Engine Price (Per Aircraft):                                 $18,424,006     Base Year Index (ECI):                     165.00
Aircraft Basic Price
(Excluding BFE/SPE):                                        $128,856,206     Base Year Index (ICI):                     136.80
                                                            ------------
Buyer Furnished Equipment
(BFE) Estimate:                                                       $0     Engine Escalation Data:
                                                                             ----------------------
Seller Purchased Equipment
(SPE) Estimate:                                               $1,400,000     Base Year Index (CPI):                     151.980


Refundable Deposit per Aircraft                                 $140,000
at Proposal Acceptance:



====================================================================================================================================

                         Escalation  Escalation              Escalation Estimate

    Delivery  Number of    Factor      Factor    Manufacturer Adv Payment Base
                                                                               Advance Payment Per Aircraft (Amts. Due/Mos. Prior to
      Date     Aircraft  (Airframe)   (Engine)  Serial Number  Price Per A/P                       Delivery):
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              At Signing   24 Mos.   21/18/12/9/6 Mos   Total

                                                                                   1%          4%            5%           30%
-----------------------------------------------------------------------------------------------------------------------------------
Jul-2005          1        1.0607      1.069        34245       $138,381,000  $1,243,810  $5,535,240  $6,919,050      $41,514,300
-----------------------------------------------------------------------------------------------------------------------------------
Oct-2005          1        1.0689      1.076        34246       $139,415,000  $1,254,150  $5,576,600  $6,970,750      $41,824,500
-----------------------------------------------------------------------------------------------------------------------------------


LAN PA2126                                                     SA No.15                                                      Page 1


                             AIRCRAFT CONFIGURATION

                                     between

                               THE BOEING COMPANY

                                       and

                                  LANCHILE S.A.


                   Exhibit A to Purchase Agreement Number 2126


P.A. No. 2126                           A

                             AIRCRAFT CONFIGURATION

                                   Relating to

                         BOEING MODEL 767-316F AIRCRAFT

                              THE LANCHILE AIRCRAFT

         The Detail Specification for the Aircraft is Boeing Customer Detail Specification D019T002LAN63F-1 dated April 20, 2004. Such Detail Specification will be comprised of Boeing Configuration Specification D019T002, Revision E dated August 28, 2003, as amended to incorporate the applicable specification language to reflect the effect of the Optional Features attached hereto and any other accepted changes, including the effects of such changes on Manufacturer's Empty Weight (MEW) and Operating Empty Weight (OEW). As soon as practicable, Boeing will furnish to Buyer copies of the Detail Specification, which copies will reflect the effect of such Optional Features and any other accepted changes. The Aircraft Basic Price reflects and includes all effects of such Optional Features attached hereto, except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment or Seller Purchased Equipment.

This Aircraft Configuration has taken the last Customer configuration, described in Detail Specification D6T10340LAN-l, Revision E, and re-defined that configuration into new Define and Control Airplane Configuration (DCAC) specification D019T002LAN63F-1.



P.A. No. 2126                        A-4                                   SA 15

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   2003 $'S
                                                                                                                    Price
   Change Request                                                 Title                                            Per A/C
--------------------------------------------------------------------------------------------------------------------------------
0110-000035            MAJOR MODEL 767 AIRPLANE                                                                      INCL
--------------------------------------------------------------------------------------------------------------------------------
0110-000038            MINOR MODEL 767-300F FREIGHTER AIRPLANE                                                       INCL
--------------------------------------------------------------------------------------------------------------------------------
0110-000094            MODEL 767-300 GENERAL MARKET FREIGHTER AIRPLANE                                               INCL
--------------------------------------------------------------------------------------------------------------------------------
0220-000040            FAA TYPE CERTIFICATION                                                                        INCL
--------------------------------------------------------------------------------------------------------------------------------
0220-000136            15 KNOT MAXIMUM TAKEOFF AND LANDING TAILWIND COMPONENT CERTIFICATION                          INCL
--------------------------------------------------------------------------------------------------------------------------------
0221-000002            DISPATCH WITH GEAR EXTENDED FOR REVENUE FLIGHT                                                INCL
--------------------------------------------------------------------------------------------------------------------------------
0221A251A19            ENGINE INOPERATIVE TEN-MINUTE TAKEOFF THRUST OPERATION - CF6-80C2B6F THRUST RATING            INCL
--------------------------------------------------------------------------------------------------------------------------------
0228-000032            OPERATIONS MANUAL IN FAA FORMAT                                                               INCL
--------------------------------------------------------------------------------------------------------------------------------
0229A141A41            PERFORMANCE - CERTIFICATION FOR OPERATION AT AIRPORT ALTITUDES OF 9500 FEET AND BELOW         INCL
--------------------------------------------------------------------------------------------------------------------------------
0252-000014            ENVIRONMENTAL CONTROL SYSTEM - TEMPERATURE INDICATIONS IN DEGREES CELSIUS                     INCL
--------------------------------------------------------------------------------------------------------------------------------
0252-000017            INSTRUMENTATION WITH METRIC UNITS - MODEL 767                                                 INCL
--------------------------------------------------------------------------------------------------------------------------------
0315C262A22            CERTIFIED OPERATIONAL AND STRUCTURAL DESIGN WEIGHTS, 767-300F                                 INCL
--------------------------------------------------------------------------------------------------------------------------------
0351A114C45            TAKEOFF PERFORMANCE IMPROVEMENT - ALTERNATE FORWARD CENTER OF GRAVITY LIMITS                  INCL
--------------------------------------------------------------------------------------------------------------------------------
0360B604F64            MISCELLANEOUS WEIGHT COLLECTOR                                                                INCL
--------------------------------------------------------------------------------------------------------------------------------
1110C262A21            EXTERIOR COLOR SCHEME AND MARKINGS - LAN 767-316F                                             INCL
--------------------------------------------------------------------------------------------------------------------------------
1130-000344            BOEING STANDARD MARKINGS - MAIN DECK CARGO COMPARTMENT                                        INCL
--------------------------------------------------------------------------------------------------------------------------------
130A931A06             IATA STANDARD MARKINGS - LOWER LOBE CARGO COMPARTMENT                                         INCL
--------------------------------------------------------------------------------------------------------------------------------
2145-000004            BULK CARGO AREA HEATING AND VENTILATING FOR ANIMAL CARRIAGE                                   INCL
--------------------------------------------------------------------------------------------------------------------------------
2210-000030            AUTOFLIGHT - THREE DIGIT MACH NUMBER ON MODE CONTROL PANEL                                    INCL
--------------------------------------------------------------------------------------------------------------------------------
2210-000031            AUTOFLIGHT - AUTOMATIC AUTOPILOT CHANNEL SELECTION IN APPROACH MODE                           INCL
--------------------------------------------------------------------------------------------------------------------------------
2210-000037            AUTOFLIGHT - BANK ANGLE HOLD AT AUTOPILOT COMMAND ENGAGE                                      INCL
--------------------------------------------------------------------------------------------------------------------------------
2210-000039            AUTOFLIGHT - FULL TIME FLIGHT DIRECTOR                                                        INCL
--------------------------------------------------------------------------------------------------------------------------------
2210-000151            AUTOFLIGHT - ENABLE GLIDE SLOPE CAPTURE PRIOR TO LOCALIZER CAPTURE                            INCL
--------------------------------------------------------------------------------------------------------------------------------
2210-000311            AUTOFLIGHT - FLIGHT CONTROL COMPUTER (FCC) WITHOUT ONBOARD SOFTWARE LOADING CAPABILITY        INCL
--------------------------------------------------------------------------------------------------------------------------------
2210A064A02            AUTOFLIGHT - ALTITUDE ALERT - 300/900 FEET                                                    INCL
--------------------------------------------------------------------------------------------------------------------------------
2210B403A07            MODE CONTROL PANEL WITH BACKCOURSE SWITCH                                                     INCL
--------------------------------------------------------------------------------------------------------------------------------
2230-000127            AUTOTHROTTLE - SELECTION OF CLIMB DERATES                                                     INCL
--------------------------------------------------------------------------------------------------------------------------------
2230-000133            AUTOTHROTTLE - FIXED PERCENTAGE DERATE LEVELS OF 10% AND 20%                                  INCL
--------------------------------------------------------------------------------------------------------------------------------
2230-000135            AUTOTHROTTLE - CLIMB DERATE WASHOUT SCHEDULE - 10,000 TO 12,000 FEET                          INCL
--------------------------------------------------------------------------------------------------------------------------------
2311-000122            HF COMMUNICATIONS - DUAL GABLES HF CONTROL PANEL WITH SENSITIVITY CONTROL - P/N               INCL
                       G7401-03 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
2311A213A84            HF COMMUNICATIONS - DUAL ROCKWELL HF TRANSCEIVERS - P/N 822-0330-001 AND DIGITAL HF           INCL
                       COUPLERS - P/N 822-0987-003 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
2312-000432            VHF COMMUNICATIONS - TRIPLE GABLES VHF TUNING PANELS (DUAL KNOB) - P/N G7400-27 -             INCL
                       BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
2312-000703            VHF COMMUNICATIONS - ACTIVATION OF 8.33 KHZ CHANNEL SPACING                                   INCL
--------------------------------------------------------------------------------------------------------------------------------
2312-000786            VHF COMMUNICATIONS -TRIPLE ROCKWELL ARINC 716/750 VHF-900B FM IMMUNE TRANSCEIVERS WITH        INCL
                       8.33 KHZ CHANNEL SPACING AND CMC INTERFACE CAPABILITY - P/N 822-1047-003 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
2315A213A67            SATCOM - PARTIAL PROVISIONS FOR SATCOM SYSTEM AND TOP MOUNTED HIGH GAIN ANTENNA SYSTEM        INCL
                       - MODEL 767
--------------------------------------------------------------------------------------------------------------------------------
2315B800C72            SATCOM - HF/SATCOM SELECT PANEL - INSTALLATION - FLIGHT DECK                                  INCL
--------------------------------------------------------------------------------------------------------------------------------
2321B401A04            SELCAL - AVTECH FIVE CHANNEL DECODER - P/N NA138-714C - BFE/SPE                               INCL
--------------------------------------------------------------------------------------------------------------------------------
2322-000250            ACARS - PARTIAL PROVISIONS FOR SINGLE ARINC 724B ACARS                                        INCL
--------------------------------------------------------------------------------------------------------------------------------
2340B800C73            CREW COMMUNICATION - PILOTS' CALL PANEL - SELCAL AND CARGO LOADING/GROUND CALL - 767          INCL
                       FREIGHTER
--------------------------------------------------------------------------------------------------------------------------------
2350B800C71            AUDIO INTEGRATING - AUDIO SELECTOR PANELS - FLIGHT DECK                                       INCL
--------------------------------------------------------------------------------------------------------------------------------
2351-000042            CONTROL WHEEL PUSH TO TALK (PTT) SWITCH - STANDARD THREE POSITION                             INCL
--------------------------------------------------------------------------------------------------------------------------------
2351A138C64            HAND HELD MICROPHONE - CAPTAIN, FIRST OFFICER AND FIRST OBSERVER - TELEPHONICS - P/N          INCL
                       107C800-22 BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
2351A213A33            AUDIO INTEGRATION - INSTALLATION- TWO-PLUG AUDIO JACKS IN THE FLIGHT DECK                     INCL
--------------------------------------------------------------------------------------------------------------------------------

P.A. 2126/SA No. 15                          BOEING PROPRIETARY                                                      Page 1 of 4

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   2003 $'S
                                                                                                                    Price
   Change Request                                                 Title                                            Per A/C
--------------------------------------------------------------------------------------------------------------------------------
2351A213B77            BOOM MICROPHONE HEADSETS - CAPTAIN AND FIRST OFFICER - TELEX AIRMAN 750 - P/N                 INCL
                       64300-200-BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
2351A213B80            HEADPHONE- FIRST OBSERVER -TELEX - P/N 64400-200 - BFE/SPE                                    INCL
--------------------------------------------------------------------------------------------------------------------------------
2371-000009            NO MONITOR JACK IN THE WHEEL WELL                                                             INCL
--------------------------------------------------------------------------------------------------------------------------------
2371-000017            SOLID STATE VOICE RECORDER ED56A AND SOLID STATE MICROPHONE/MONITOR ED56A -                   INCL
                       ALLIEDSIGNAL - 2 HOUR RECORDING TIME - P/N 980-6022-001 AND P/N 980-6116-002 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
2433-000021            STANDBY POWER - EXTENDED TIME CAPABILITY - BATTERY PARALLELING                                INCL
--------------------------------------------------------------------------------------------------------------------------------
2511-000022            MANUALLY OPERATED SEATS - CAPTAIN AND FIRST OFFICER                                           INCL
--------------------------------------------------------------------------------------------------------------------------------
2513-000405            SUNVISOR INSTALLATION - NUMBER 1 AND 2 WINDOWS - FLIGHT DECK - SFE                            INCL
--------------------------------------------------------------------------------------------------------------------------------
2527-000732            CONVERSION OPTION - GALLEY/ENTRY AND LAVATORY MAT INSTALLATION -TARAFLEX - 767                INCL
                       FREIGHTER
--------------------------------------------------------------------------------------------------------------------------------
2530B604F65            GALLEY INSERT PART NUMBERS - BFE/SPE                                                          INCL
--------------------------------------------------------------------------------------------------------------------------------
2550-000157            DELIVERY CONFIGURATION - MAIN DECK - TRANSVERSE TYPE A (88"" X 125"") PALLETS                 INCL
--------------------------------------------------------------------------------------------------------------------------------
2550-000162            ALTERNATE CARGO COMPARTMENT ARRANGEMENT - MAIN DECK - SIDE BY SIDE CONTOURED 88"" X           INCL
                       125"" TYPE A PALLETS
--------------------------------------------------------------------------------------------------------------------------------
2550-000261            CONVERSION OPTION - FIRST PALLET POSITION FOR ACCESS TO LIVE ANIMAL CARRIAGE OR               INCL
                       HAZARDOUS MATERIAL CARRIAGE - 767 FREIGHTER
--------------------------------------------------------------------------------------------------------------------------------
2550-000263            CONVERSION OPTION - ALTERNATE CARGO COMPARTMENT ARRANGEMENT - MAIN DECK - ADDITIONAL          INCL
                       96"" X 196"" PALLETS - FREIGHTER
--------------------------------------------------------------------------------------------------------------------------------
2553-000044            HARDWARE FOR CARRIAGE OF 88 X 125 AND 96 X 125 INCH PALLETS AND STANDARD CONTAINERS IN        INCL
                       THE FORWARD CARGO COMPARTMENT
--------------------------------------------------------------------------------------------------------------------------------
2555-000053            CONVERSION OPTION - INSTALLATION OF ADDITIONAL NET AFT OF THE AFT CARGO DOOR                  INCL
--------------------------------------------------------------------------------------------------------------------------------
2560-000177            HALON FIRE EXTINGUISHER - FLIGHT DECK - WALTER KIDDE                                          INCL
--------------------------------------------------------------------------------------------------------------------------------
2560A141A86            CREW LIFE VESTS - FLIGHT DECK - SWITLIK- P/N S-31850-6300-AAR001 - BFE/SPE                    INCL
--------------------------------------------------------------------------------------------------------------------------------
2560B599A35            PROTECTIVE BREATHING EQUIPMENT - FLIGHT DECK - B/E AEROSPACE - BFE/SPE                        INCL
--------------------------------------------------------------------------------------------------------------------------------
2562A115D57            EMERGENCY LOCATOR TRANSMITTER (RESCU 406) - INSTALLATION - BFE/SPE                            INCL
--------------------------------------------------------------------------------------------------------------------------------
2564-000215            CONVERSION OPTION - FIRST AID KIT - UPS - BFE/SPE                                             INCL
--------------------------------------------------------------------------------------------------------------------------------
2610-000025            KIDDE FIRE DETECTION SYSTEM - GE CF6-80C2 ENGINES AND APU                                     INCL
--------------------------------------------------------------------------------------------------------------------------------
2618-000009            SINGLE LOOP DUCT LEAK DETECTION SYSTEM - 3 ZONE                                               INCL
--------------------------------------------------------------------------------------------------------------------------------
2622-000002            FIRE BOTTLE COMMONALITY - CF6-80C2 ENGINES AND APU                                            INCL
--------------------------------------------------------------------------------------------------------------------------------
2732-000001            STALL WARNING COMPUTER SPEED TAPE ACTIVATION - INHIBIT DISPLAY OF MINIMUM MANEUVER            INCL
                       SPEED ON TAKEOFF
--------------------------------------------------------------------------------------------------------------------------------
2844-000005            FUEL MEASURING STICKS IN KILOGRAMS WITH CONVERSION TABLES IN KILOGRAMS                        INCL
--------------------------------------------------------------------------------------------------------------------------------
2911-000003            AC MOTOR-DRIVEN HYDRAULIC PUMPS - VICKERS (P/N S270T201-7)                                    INCL
--------------------------------------------------------------------------------------------------------------------------------
2911-000038            ENGINE-DRIVEN HYDRAULIC PUMPS - VICKERS INC. (60B00200-12)                                    INCL
--------------------------------------------------------------------------------------------------------------------------------
3042-000003            WINDSHIELD WIPERS - TWO SPEED - SINGLE SWITCH                                                 INCL
--------------------------------------------------------------------------------------------------------------------------------
3080-000006            MANUAL ANTI-ICING SYSTEM - NO ICE DETECTION                                                   INCL
--------------------------------------------------------------------------------------------------------------------------------
3120-000011            ELECTRONIC CLOCKS - WITHOUT TENTHS OF MINUTE DISPLAY - MAIN INSTRUMENT PANEL                  INCL
--------------------------------------------------------------------------------------------------------------------------------
3131-000143            ACCELEROMETER - Honeywell P/N 971-4193-001 - BFE/SPE                                          INCL
--------------------------------------------------------------------------------------------------------------------------------
3131-000187            DIGITAL FLIGHT DATA RECORDER- ALLIEDSIGNAL - 256 WORDS PER SECOND MAXIMUM DATA RATE -         INCL
                       P/N 980-4700-042 BFE/SPE
-------------------------------------------------------------------------------------------------------------------------------
3131-000435            INTEGRATED DISPLAY UNIT (IDU) INSTALLATION - BFE/SPE - TELEDYNE P/N 2229346-7                 INCL
--------------------------------------------------------------------------------------------------------------------------------
3131A218A57            DIGITAL FLIGHT DATA ACQUISITION UNIT (DFDAU) WITH ACMS CAPABILITY AND ZNTERGRATED             INCL
                       PCMCIA MEDIA INTERFACE-TELEDYNE CONTROLS - P/N 2233000-816-1 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3131B800C90            DIGITAL FLIGHT DATA ACQUISITION UNIT (DFDAU) WITH ACMS CAPABILITY AND INTERGRATED             INCL
                       PCMCIA MEDIA INTERFACE-TELEDYNE CONTROLS - P/N 2233000-816-1 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3132-000105            PORTABLE DATA LOADER/RECORDER CONNECTOR IN FLIGHT DECK - ARINC 615 - SFE                      INCL
--------------------------------------------------------------------------------------------------------------------------------
3132-000117            DATA LOADER SELECTOR SWITCH MODULE - 20 POSITION 3 WAY - SFE                                  INCL
--------------------------------------------------------------------------------------------------------------------------------
3133-000057            FULL FORMAT PRINTER - MILTOPE - ARINC 744 - P/N 706300-212 - BFE/SPE                          INCL
--------------------------------------------------------------------------------------------------------------------------------
3133-000126            ARINC 744 PRINTER PROVISIONS IN ANAISLESTAND EXTENSION IN THE FLIGHT DECK                     INCL
--------------------------------------------------------------------------------------------------------------------------------
3151-000042            FIREBELL AURAL WARNING - 1 SECOND ON, 9 SECONDS OFF                                           INCL
--------------------------------------------------------------------------------------------------------------------------------

P.A. 2126/SA No. 15                          BOEING PROPRIETARY                                                      Page 2 of 4

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   2003 $'S
                                                                                                                    Price
   Change Request                                                 Title                                            Per A/C
--------------------------------------------------------------------------------------------------------------------------------
3151-000046            AUTOPILOT DISCONNECT - AURAL WARNING SIREN - AURAL WARNING AND MASTER WARNING LIGHT          INCL
                       INHIBITED WHEN AUTOPILOT DISCONNECT SWITCH IS DOUBLE PRESSED QUICKLY
--------------------------------------------------------------------------------------------------------------------------------
3151A065A47            RESETTABLE OVERSPEED AURAL WARNING - SIREN                                                   INCL
--------------------------------------------------------------------------------------------------------------------------------
3161-000135            HYDRAULIC PRESSURE ON EICAS STATUS PAGES                                                     INCL
--------------------------------------------------------------------------------------------------------------------------------
3161-000137            APU RPM ON PICAS STATUS PAGES                                                                INCL
--------------------------------------------------------------------------------------------------------------------------------
3161-000139            APU OIL QUANTITY LEVEL ON EICAS                                                              INCL
--------------------------------------------------------------------------------------------------------------------------------
3161-000141            ADDITIONAL ENVIRONMENTAL CONTROL SYSTEM (ECS) PARAMETERS - DISPLAY ON EICAS                  INCL
                       MAINTENANCE PAGE
--------------------------------------------------------------------------------------------------------------------------------
3161-000144            GENERATOR OFF AND ENGINE OIL PRESSURE - EICAS ADVISORY LEVEL MESSAGES                        INCL
--------------------------------------------------------------------------------------------------------------------------------
3161-000147            ECS PRECOOLER OUTLET TEMPERATURE - (PW AND GE ENGINES) - DISPLAY ON EICAS                    INCL
--------------------------------------------------------------------------------------------------------------------------------
3161-000152            BULK CARGO COMPARTMENT TEMPERATURE - DISPLAY ON EICAS                                        INCL
--------------------------------------------------------------------------------------------------------------------------------
3161-000154            RAM AIR OUTLET DOOR POSITION - DISPLAY ON EICAS                                              INCL
--------------------------------------------------------------------------------------------------------------------------------
3161-000189            ENGINE FUEL FLOW - FULL TIME DISPLAY - LOWER EICAS DISPLAY                                   INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000016            FLIGHT MODE ANNUNCIATION AT TOP OF ADI                                                       INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000021            AIRSPEED TAPE - ROLLING DIGITS AND TREND VECTOR - ADI                                        INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000022            FLIGHT DIRECTOR COMMAND DISPLAY- SPLIT AXIS - ADI                                            INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000026            DISPLAY OF ROUND DIAL AND DIGITAL RADIO ALTITUDE - ADI                                       INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000030            RISING RUNWAY - DISPLAYED ON THE ADI                                                         INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000034            RADIO ALTITUDE HEIGHT ALERT DISPLAY - 2500 FEET - ADI                                        INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000054            ILS DEVIATION WARNING - ADI                                                                  INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000059            MAP MODE ORIENTATION - TRACK UP - NAVIGATION DISPLAY                                         INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000066            TRUE AIRSPEED AND GROUND SPEED - NAVIGATION DISPLAY                                          INCL
--------------------------------------------------------------------------------------------------------------------------------
3162-000070            WIND BEARING DIGITAL DISPLAY - NAVIGATION DISPLAY                                            INCL
--------------------------------------------------------------------------------------------------------------------------------
3221-000011            TORQUE ARM QUICK DISCONNECT - NOSE LANDING GEAR                                              INCL
--------------------------------------------------------------------------------------------------------------------------------
3242A114B69            ANTISKID/AUTOBRAKE CONTROL UNIT (AACU) P/N 42-767-2 (S283T001-27) - INSTALLATION             INCL
--------------------------------------------------------------------------------------------------------------------------------
3244-000022            PARKING BRAKE REPEATER LIGHT - SINGLE LIGHT - NOSE LANDING GEAR AREA -LIGHT VISIBLE          INCL
                       TO GROUND CREW
--------------------------------------------------------------------------------------------------------------------------------
3245-000230            WHEELS AND TIRES - NOSE LANDING GEAR - WHEELS - ALLIEDSIGNAL - INSTALLATION WITH SFE         INCL
                       24 PR, 235 MPH TIRES
--------------------------------------------------------------------------------------------------------------------------------
3245A298A12            BRAKES - CARBON - MESSIER-BUGAITI                                                            INCL
--------------------------------------------------------------------------------------------------------------------------------
3245A438A27            OPERATIONAL TIRE SPEED LIMITS - 235MPH                                                       INCL
--------------------------------------------------------------------------------------------------------------------------------
3245A438A28            WHEELS AND TIRES - MAIN LANDING GEAR - HIGH GROSS WEIGHT WHEELS - MESSIER-BUGAVFI -          INCL
                       INSTALLATION WITH SFE 32 PR, 235 MPH TIRES.
--------------------------------------------------------------------------------------------------------------------------------
3246-000005            BRAKE TEMPERATURE MONITORING SYSTEM                                                          INCL
--------------------------------------------------------------------------------------------------------------------------------
3342-000009            TAXI LIGHTS - NOSE GEAR MOUNTED - SPACE PROVISIONS                                           INCL
--------------------------------------------------------------------------------------------------------------------------------
3413-000027            MACH/AIRSPEED INDICATOR - TWO KNOT GRADUATIONS BELOW 250 KNOTS                               INCL
--------------------------------------------------------------------------------------------------------------------------------
3421-000042            FAA MACH/AIRSPEED LIMITS AND OVERSPEED ALERTING                                              INCL
--------------------------------------------------------------------------------------------------------------------------------
3423-000006            STANDBY MAGNETIC COMPASS COMPENSATION FOR ELECTRICAL CIRCUITS (+/- 5 DEGREES)                INCL
--------------------------------------------------------------------------------------------------------------------------------
3430-000187            ILS/GPS MULTI-MODE RECEIVER (MMR) - ROCKWELL - P/N 822-1152-002 - BFE/SPE                    INCL
--------------------------------------------------------------------------------------------------------------------------------
3433-000032            RADIO ALTIMETER (RA) - ROCKWELL INTERNATIONAL CORP - P/N 822 -0334-002 - BFE/SPE             INCL
--------------------------------------------------------------------------------------------------------------------------------
3443-000050            DUAL WEATHER RADAR CONTROL PANEL - ROCKWELL P/N 622-5130-114 - BFE/SPE                       INCL
--------------------------------------------------------------------------------------------------------------------------------
3443A065A34            DUAL WEATHER RADAR SYSTEM - WITH PREDICTIVE WINDSHEAR - ROCKWELL TRANSCEIVER P/N             INCL
                       622-5132-633 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3443A141A90            WEATHER RADAR INDICATOR ON FORWARD ELECTRONICS PANEL - ROCKWELL COLLINS - BFE/SPE            INCL
--------------------------------------------------------------------------------------------------------------------------------
3445A065A86            TCAS SYSTEM - ROCKWELL COLLINS TCAS COMPUTER P/N 822-1293-002- TCAS CHANGE 7                 INCL
                       COMPLIANT- BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3446-000045            STANDARD VOLUME FOR ALTITUDE CALLOUTS                                                        INCL
--------------------------------------------------------------------------------------------------------------------------------
3446-000048            ENHANCED GROUND PROXIMITY WARNING SYSTEM (EGPWS) - BANK ANGLE CALLOUT ENABLE                 INCL
--------------------------------------------------------------------------------------------------------------------------------
3446-000050            500 SMART CALLOUT                                                                            INCL
--------------------------------------------------------------------------------------------------------------------------------
3446-000088            GROUND PROXIMITY WARNING SYSTEM ALTITUDE CALLOUT5 - 2500, 1000, 50, 40, 30, 20, 10,          INCL
                       APPROACHING DECISION HEIGHT, MINIMUMS
--------------------------------------------------------------------------------------------------------------------------------

P.A. 2126/SA No. 15                          BOEING PROPRIETARY                                                      Page 3 of 4

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   2003 $'S
                                                                                                                    Price
   Change Request                                                 Title                                            Per A/C
--------------------------------------------------------------------------------------------------------------------------------
3451-000022            VOR/MARKER BEACON - ROCKWELL RECEIVER P/N 822-0297-001 - BFE/SPE                             INCL
--------------------------------------------------------------------------------------------------------------------------------
3453B866A16            ATC SYSTEM - ROCKWELL COLLINS ATC TRANSPONDER P/N 822-1338-003 - ELS/EHS/ES AND TCAS         INCL
                       CHANGE 7 COMPLIANT - GABLES CONTROL PANEL P/N G6992-12 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3455-000019            DISTANCE MEASURING EQUIPMENT (DME) - ROCKWELL INTERROGATOR PIN 822-0329-001 - BFE/SPE        INCL
--------------------------------------------------------------------------------------------------------------------------------
3457-000212            AUTOMATIC DIRECTION FINDER (ADF) - DUAL SYSTEM - ROCKWELL ADF-900 SERIES - ADF               INCL
                       RECEIVER P/N 822-0299-001; ADF ANTENNA P/N 822-5404-001 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3457-000219            AUTOMATIC DIRECTION FINDER (ADF) - DUAL SYSTEM - ROCKWELL ADF-900/700 SERIES - ADF           INCL
                       RECEIVER P/N 822-0299-001 - ADF ANTENNA P/N 622-5404-003 - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3457-000289            DUAL ADF CONTROL PANEL - BOEING - 285T0557-2 - WITHOUT BFO OR TONE SWITCH - SFE              INCL
--------------------------------------------------------------------------------------------------------------------------------
3461A425A03            FLIGHT MANAGEMENT COMPUTER SYSTEM (FMCS) - OFFPATH DESCENT CIRCLES AND DISTANCE              INCL
                       MEASURING EQUIPMENT RANGE RINGS DISPLAYED
--------------------------------------------------------------------------------------------------------------------------------
3461A425A04            FLIGHT MANAGEMENT COMPUTER SYSTEM (FMCS) - SCANNING DME OPERATIONS - ENABLE                  INCL
--------------------------------------------------------------------------------------------------------------------------------
3461A425A06            FLIGHT MANAGEMENT COMPUTER SYSTEM (FMCS) - RUNWAY DISTANCE AND OFFSET POSITION SHIFT         INCL
                       IN UNITS OF METERS
--------------------------------------------------------------------------------------------------------------------------------
3461A425A10            FLIGHT MANAGEMENT COMPUTER SYSTEM (FMCS) - NAVIGATION DATABASE - CUSTOMER SUPPLIED           INCL
--------------------------------------------------------------------------------------------------------------------------------
3511B899B43            CREW OXYGEN MASKS - DILUTER DEMAND REGULATORS WITH SEPARATE SMOKE GOGGLES - CAPTAIN          INCL
                       AND FIRST OFFICER - EROS - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3511B899B44            CREW OXYGEN MASKS - DILUTER DEMAND TYPE REGULATORS WITH SEPARATE SMOKE GOGGLES -             INCL
                       FIRST OBSERVER - EROS - BFE/SPE
--------------------------------------------------------------------------------------------------------------------------------
3611-000006            ALLIEDSIGNAL INC. - INTERMEDIATE PRESSURE (IP) CHECK VALVES - GE\P&W ENGINES                 INCL
--------------------------------------------------------------------------------------------------------------------------------
4970-000045            APU HOURMETER - RIGHT DECK                                                                   INCL
--------------------------------------------------------------------------------------------------------------------------------
7200-000382            STANDARD FAN SPINNER - GE ENGINES                                                            INCL
--------------------------------------------------------------------------------------------------------------------------------
7200-000412            GE PROPULSION SYSTEM                                                                         INCL
--------------------------------------------------------------------------------------------------------------------------------
7200-000459            GENERAL ELECTRIC ENGINES - CF6-80C2-B6F - B6F RATING - WITH FADEC                            INCL
--------------------------------------------------------------------------------------------------------------------------------
7830-000012            MANUAL OPENING OF THRUST REVERSER ASSEMBLIES - GE CF6-80C2 ENGINES                           INCL
--------------------------------------------------------------------------------------------------------------------------------
7900-000117            LUBRICATING OIL - BP TURBO OIL 2380                                                          INCL
--------------------------------------------------------------------------------------------------------------------------------
8011-000006            HAMILTON STANDARD STARTERS AND STARTER VALVES - GE ENGINES                                   INCL
--------------------------------------------------------------------------------------------------------------------------------
MISC FO                FOLLOW ON EXH A VR259                                                                  $1,410,200
--------------------------------------------------------------------------------------------------------------------------------
OPTIONS:  147                                                                                         TOTALS: $1,410,200
--------------------------------------------------------------------------------------------------------------------------------


P.A. 2126/SA No. 15                          BOEING PROPRIETARY                                                      Page 4 of 4

               AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                                     between

                               THE BOEING COMPANY

                                       and

                                 Lan Chile S.A.


                   Exhibit B to Purchase Agreement Number 2126


P.A. No. 2126                           B

Exhibit B to
Purchase Agreement No. 2126
Page 1



               AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                                   relating to

                 BOEING MODEL 767-316ER MODEL 767-38EF AIRCRAFT


Both Boeing and Customer have certain documentation and approval responsibilities at various times during the construction cycle of Customer's Aircraft that are critical to making the delivery of each Aircraft a positive experience for both parties. This Exhibit B documents those responsibilities and indicates recommended completion deadlines for the actions to be accomplished.

P.A. No. 2126                           B-1                                SA 1

Exhibit B to
Purchase Agreement No. 2126
Page 2

         1.       GOVERNMENT DOCUMENTATION REQUIREMENTS.

Certain actions are required to be taken by Customer in advance of the scheduled delivery month of each Aircraft with respect to obtaining certain government issued documentation.

                  1.1      Airworthiness and Registration Documents.

                           Not later than 6 months prior to delivery of each
Aircraft, Customer will notify Boeing of the registration number to be painted on the side of the Aircraft. In addition, and not later than 3 months prior to delivery of each Aircraft, Customer will if and to the extent required under applicable law, by letter to the regulatory authority having jurisdiction, authorize the temporary use of such registration numbers by Boeing during the pre-delivery testing of the Aircraft.

Customer is responsible for furnishing any Temporary or Permanent Registration Certificates required by any governmental authority having jurisdiction to be displayed aboard the Aircraft after delivery.

                  1.2      Certificate of Sanitary Construction.

                           1.2.1   U.S. Registered Aircraft. Boeing will obtain
from the United States Public Health Service, a United States Certificate of Sanitary Construction to be displayed aboard each Aircraft after delivery to Customer.

                           1.2.2   Non-U.S. Registered Aircraft. Unless Customer
notifies Boeing that the Certificate of Sanitary Construction is not required, Boeing will obtain such Certificate and provide it at delivery.

                  1.3      Customs Documentation.

                           1.3.1   Import Documentation. If the Aircraft is
intended to be exported from the United States, Customer must notify Boeing not later than 3 months prior to delivery of each Aircraft of any documentation required by the customs authorities or by any other agency of the country of import.

                           1.3.2   General Declaration - U.S. If the Aircraft is
intended to be exported from the United States, Boeing will prepare Customs Form 7507, General Declaration, for execution by U.S. Customs immediately prior to the ferry flight of the Aircraft. For this purpose, Customer will furnish to Boeing not later than 20 days prior to delivery a complete crew and passenger list and a complete ferry flight itinerary, including point of exit from the United States for the Aircraft.

If Customer intends, during the ferry flight of an Aircraft, to land at a U.S. airport after clearing Customs at delivery, Customer must notify Boeing not later than 20 days priorto delivery of such intention. If Boeing receives such

P.A. No. 2126                           B-2                                SA 1

Exhibit B to
Purchase Agreement No. 2126
Page 3


notification, Boeing will provide to Customer the documents constituting a Customs permit to proceed, allowing such Aircraft to depart after any such landing. Sufficient copies of completed Form 7507, along with passenger manifest, will be furnished Customer to cover U.S. stops scheduled for the ferry flight.

                           1.3.3   Export Declaration - U.S. If the Aircraft is
intended to be exported from the United States, Boeing will prepare Form 7525V and, immediately prior to the ferry flight, will submit such Form to U.S. Customs in Seattle in order to obtain clearance for the departure of the Aircraft, including any cargo, from the United States. U.S. Customs will deliver the Export Declaration to the U.S. Department of Commerce after export.

         2.       INSURANCE CERTIFICATES.

                  Unless provided earlier, Customer will provide to Boeing not later than 30 days prior to delivery of the first Aircraft, a copy of the requisite annual insurance certificate in accordance with the requirements of
Article 8 of the AGTA.

         3.       NOTICE OF FLYAWAY CONFIGURATION.

                  Not later than 20 days prior to delivery of the Aircraft, Customer will provide to Boeing a configuration letter, stating the requested "flyaway configuration" of the Aircraft for its ferry flight. This configuration letter should include:

                  (i) the name of the company which is to furnish fuel for the ferry flight and any scheduled post-delivery flight training, the method of payment for such fuel, and fuel load for the ferry flight;

                  (ii) the cargo to be loaded and where it is to be stowed on board the Aircraft and address where cargo is to be shipped after flyaway;

                  (iii) any BFE equipment to be removed prior to flyaway and returned to Boeing BFE stores for installation on Customer's subsequent Aircraft;

                  (iv) a complete list of names and citizenship of each crew member and non-revenue passenger who will be aboard the ferry flight; and

                  (v) a complete ferry flight itinerary.

P.A. No. 2126                      B-3                                     SA 1

         4.       DELIVERY ACTIONS BY BOEING.

                  4.1 Schedule of Inspections. All FAA, Boeing, Customer and, if required, U.S. Customs Bureau inspections will be scheduled by Boeing for completion prior to delivery or departure of the Aircraft. Boeing will provide Customer with reasonable notice of such inspections.

                  4.2 Schedule of Demonstration Flights. All FAA and Customer demonstration flights will be scheduled by Boeing for completion prior to delivery of the Aircraft. Boeing will provide Customer with reasonable notice of such flights.

                  4.3 Schedule for Customer's Flight Crew. Boeing will provide Customer with reasonable notice of the date that a flight crew is required for acceptance routines associated with delivery of the Aircraft.

                  4.4 Fuel Provided by Boeing. Boeing will provide to Customer, without charge, the amount of fuel shown in U.S. gallons in the table below for the model of Aircraft being delivered and full capacity of engine oil at the time of delivery or prior to the ferry flight of the Aircraft.


                         Aircraft Model                 Fuel Provided
                         --------------                 -------------
                               737                          1,000
                               747                          4,000
                               757                          1,600
                               767                          2,000
                               777                          3,000

                  4.5 Flight Crew and Passenger Consumables. Boeing will provide food, coat hangers, towels, toilet tissue, drinking cups and soap for the first segment of the ferry flight for the Aircraft.

                  4.6 Delivery Papers, Documents and Data. Boeing will have available at the time of delivery of the Aircraft certain delivery papers, documents and data for execution and delivery. If title for the Aircraft will be transferred to Customer through a Boeing sales subsidiary and if the Aircraft will be registered with the FAA, Boeing will pre-position in Oklahoma City, Oklahoma, for filing with the FAA at the time of delivery of the Aircraft an executed original Form 8050-2, Aircraft Bill of Sale, indicating transfer of title to the Aircraft from Boeing's sales subsidiary to Customer.

                  4.7 Delegation of Authority. If specifically requested in advance by Customer, Boeing will present a certified copy of a Resolution of Boeing's Board of Directors, designating and authorizing certain persons to act on its behalf in connection with delivery of the Aircraft.


P.A. No. 2126                      B-4                                     SA 1

         5.       DELIVERY ACTIONS BY CUSTOMER.

                  5.1 Aircraft Radio Station License. At delivery Customer will provide its Aircraft Radio Station License to be placed on board the Aircraft following delivery.

                  5.2 Aircraft Flight Log. At delivery Customer will provide the Aircraft Flight Log for the Aircraft.

                  5.3 Delegation of Authority. Customer will present to Boeing at delivery of the Aircraft an original or certified copy of Customer's Delegation of Authority designating and authorizing certain persons to act on its behalf in connection with delivery of the specified Aircraft.


P.A. No. 2126                      B-5                                     SA 1

                       BUYER FURNISHED EQUIPMENT VARIABLES

                                     between

                               THE BOEING COMPANY

                                       and

                                  LanChile S.A.


           Supplemental Exhibit BFE1 to Purchase Agreement Number 2126


P.A. No. 2126                           BFE1

P.A. No. 2126 BFE-1


                       BUYER FURNISHED EQUIPMENT VARIABLES

                                   relating to

                         BOEING MODEL 767-316ER AIRCRAFT


This Supplemental Exhibit BFE1 contains vendor selection dates, on-dock dates and other variables applicable to the Aircraft.

1.       Supplier Selection.

         Customer will:

         1.1 Select and notify Boeing of the suppliers of the following BFE items by the following dates:


                  Galley System                    May 21, 1998
                                                   ------------
                  Seats (passenger)                May 29, 1998
                                                   ------------


P.A. No. 2126                           BFE1-1

2.       On-dock Dates

On or before September 1, 1998, Boeing will provide to Customer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in-sequence installation of BFE. For planning purposes, a preliminary BFE on-dock schedule is set forth below:


Item                                Preliminary On-Dock Dates
----                                -------------------------

                        June 1999 Aircraft           November 1999 Aircraft
                        ------------------           ----------------------
Seats                   March 17, 1999               July 30, 1999
Galleys                 March 4, 1999                July 19, 1999
Electronics             January 15, 1999             May 28, 1999
Furnishings             March 26, 1999               August 10, 1998

P.A. No. 2126                           BFE1-2

                           CUSTOMER SUPPORT VARIABLES

                                     between

                               THE BOEING COMPANY

                                       and

                                 Lan Chile S.A.

           Supplemental Exhibit CS1 to Purchase Agreement Number 2126


P.A. No. 2126                           CS1                             SA 1

                           CUSTOMER SUPPORT VARIABLES

                                   relating to

               BOEING MODEL 767-316ER AND MODEL 767-38EF AIRCRAFT


Customer and Boeing will conduct planning conferences approximately 12 months prior to delivery of the first Aircraft, or as mutually agreed, in order to develop and schedule a customized Customer Support Program to be furnished by Boeing in support of the Aircraft.

The customized Customer Services Program will be based upon and equivalent to the entitlements summarized below.

1.       Maintenance Training.

         1.1 Maintenance Training Minor Model Differences Course, if required, covering operational, structural or systems differences between Customer's newly-purchased Aircraft and an aircraft of the same model currently operated by Customer; 1 class of 15 students;

         1.2 Training materials, if applicable, will be provided to each student. In addition, one set of training materials as used in Boeing's training program, including visual aids, text and graphics will be provided for use in Customers own training program.

2. Flight Training.

          Boeing will provide, if required, one classroom course to acquaint up to 15 students with operational, systems and performance differences between Customer's newly-purchased Aircraft and an aircraft of the same model currently operated by Customer.

          Training materials, if applicable, will be provided to each student. In addition, one set of training materials as used in Boeing's training program, including visual aids, text and graphics will be provided for use in Customer's own training program.

3.       Planning Assistance.

         3.1      Maintenance and Ground Operations.

                  Upon request, Boeing will provide planning assistance regarding Minor Model Differences requirements for facilities, tools and equipment.

P.A. No. 2126                           CS1-1                           SA 1

         3.2      Spares.

                  Boeing will revise, as applicable, the customized Recommended Spares Parts List (RSPL) and Illustrated Parts Catalog (IPC).

4.       Technical Data and Documents

         4.1.     Flight Operations.
                  Airplane Flight Manual
                  Operations Manual
                  Quick Reference Handbook
                  Weight and Balance Manual
                  Dispatch Deviation Procedures Guide
                  Flight Crew Training Manual
                  Baggage/Cargo Loading Manual
                  Performance Engineer's Manual
                  Jet Transport Performance Methods
                  FMC Supplemental Data Document
                  Operational Performance Software

         4.2.     Maintenance.
                  Aircraft Maintenance Manual
                  Wiring Diagram Manual
                  Systems Schematics Manual
                  Connector Part Number Options Document
                  Structural Repair Manual
                  Overhaul/Component Maintenance Manual
                  Standard Overhaul Practices Manual
                  Standard Wiring Practices Manual
                  Non-Destructive Test Manual
                  Service Bulletins and Index
                  Corrosion Prevention Manual
                  Fault Isolation Manual
                  Fuel Measuring Stick Calibration Document
                  Power Plant Buildup Manual
                  Built-In Test Equipment (BITE) Manual
                  Central Maintenance Computer System Reporting Table In Service Activity Report
                  All Operator Letters
                  Service Letters
                  Structural Item Interim Advisory
                  Maintenance Tips
                  Combined Index


P.A. No. 2126                           CS1-2                             SA 1

         4.3.     Maintenance Planning.
                  Maintenance Planning Data Document
                  Maintenance Planning Data Tasks Masterfile
                  Maintenance Task Cards and Index
                  Maintenance Inspection Intervals Report

         4.4.     Spares.
                  Illustrated Parts Catalog
                  Standards Books

         4.5.     Facilities and Equipment Planning.
                  Facilities and Equipment Planning Document
                  Special Tool and Ground Handling Equipment Drawings and Index Supplementary Tooling Documentation
                  System Test Equipment Document
                  Illustrated Tool and Equipment List/Manual
                  Aircraft Recovery Document
                  Airplane Characteristics for Airport Planning Document Airplane Rescue and Fire Fighting Document
                  Engine Handling Document

         4.6.     Computer Software Index.

         4.7.     Supplier Technical Data.
                  Service Bulletins
                  Ground Support Equipment Data
                  Provisioning Information
                  Component Maintenance/Overhaul Manuals and Index Publications Index
                  Product Support Supplier Directory


P.A. No. 2126                           CS1-3                             SA 1

                               ENGINE ESCALATION,
                      ENGINE WARRANTY AND PATENT INDEMNITY

                                     between

                               THE BOEING COMPANY

                                       and

                                 Lan Chile S.A.


          Supplemental Exhibit EE1-2 to Purchase Agreement Number 2126


P.A. No. 2126 SA13                      EE1-2

                               ENGINE ESCALATION,
                      ENGINE WARRANTY AND PATENT INDEMNITY

                                   relating to

                         BOEING MODEL 767-316F AIRCRAFT


1.      ENGINE ESCALATION.

(a) The Aircraft Basic Price of each Aircraft set forth in Table 1 of the Purchase Agreement includes an aggregate price for engines and all accessories, equipment and parts provided by General Electric Aircraft Engines (GE). The adjustment in Engine Price applicable to each Aircraft (Engine Price Adjustment) will be determined at the time of Aircraft delivery in accordance with the following formula:

                Pe =      [(Pb+F) x (CPI / CPIb)] - Pb

where CPLb is the Engine Escalation Base Year Index as set forth in Table 1 of the Purchase Agreement.

(b)     The following definitions will apply herein:

                Pe =      Engine Price Adjustment

                Pb = Engine Price (per Aircraft), as set forth in Table 1 of the Purchase Agreement.

                F  =      0.005 x (N/12) x Pb where N is the number of calendar
                          months which have elapsed from the Engine Price Base
                          Year and Month up to and including the month of delivery, both as shown in Table 1 of the Purchase
                          Agreement.

              CPI  =      L + ICI (rounded to the nearest hundredth)

                0  =      A value determined using the U.S. Department of
                          Labor, Bureau of Labor Statistics "Employment Cost
                          Index Wages and Salaries for Aircraft Manufacturing
                          (SIC 3721)", calculated as a 3-month arithmetic average of the released values (expressed as a decimal and rounded to the nearest tenth) using the values for the 12th, 13th, and 14th months prior to the month of scheduled Aircraft delivery then multiplied by 65% and rounded to the nearest thousandth.

              ICI = A value determined using the U.S. Department of Labor, Bureau of Labor Statistics "Producer Prices and Price Index - Industrial Commodities Index" calculated

PA. No. 2126 SA13                  EE1-2                               Page 1
                          as a 3-month arithmetic average of the released monthly values (expressed as a decimal and rounded to the nearest hundredth) using the values for the 12th, 13th and 14th months prior to the month of scheduled delivery of the Aircraft, then multiplied by 35% and rounded to the nearest thousandth.

The Engine Price Adjustment will not be made if it would result in a decrease in the Engine Price.

(c) The values of the Employment Cost Index Wages & Salaries (SIC 3721) and Producer Prices and Price Index - Industrial Commodities Index used will be those published as of a date 30 days prior to the first day of the scheduled Aircraft delivery month to Customer. As the Employment Cost Index Wages and Salaries for Aircraft Manufacturing (SIC 3721) values are only released on a quarterly basis, the value released for the month of March will be used for the months of January and February; the value for June used for April and May; the value for September used for July and August; and the value for December used for October and November. Such values will be considered final and no Engine Price Adjustment will be made after Aircraft delivery for any subsequent changes in published index values. If no values have been released for an applicable month, the provisions set forth in Paragraph e, below, will apply. If prior to delivery of an Aircraft, the U.S. Department of Labor, Bureau of Labor Statistics changes the base year for determination of the L or ICI values as defined above, such rebase values will be incorporated in the Engine Price Adjustment calculation.

(d) If at the time of delivery of an Aircraft, Boeing is unable to determine the Engine Price Adjustment because the applicable values to be used to determine L and ICI have not been released by the U.S. Department of Labor, Bureau of Labor Statistics, then: In the event the Engine Price escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, GE agrees to meet jointly with Boeing and Customer (to the extent such parties may lawfully do so) to adjust equitably the Aircraft Basic Price of any affected Aircraft to reflect an allowance for increase or decrease in labor compensation and material costs occurring since February of the base price year which is consistent with the application provisions of this Supplemental Exhibit EE1.

(e) If prior to delivery of an Aircraft, the U.S. Department of Labor, Bureau of Labor Statistics substantially revises the methodology used for the determination of the values to be used to determine the L and ICI values (in contrast to benchmark adjustments or other corrections of previously released values), Customer, Boeing and GE will, prior to delivery of such Aircraft, select a substitute for such values from data published by the U.S. Department of Labor, Bureau of Labor Statistics or other similar data reported by non-governmental United States organizations, such substitute to lead in application to the same adjustment result insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period. Appropriate revisions of the formula will be made as required to

PA. No. 2126 SA13                  EE1-2                               Page 2
reflect any substitute values. However, if within 24 months from delivery of the Aircraft, the U.S. Department of Labor, Bureau of Labor Statistics should resume releasing values for the months needed to determine the Engine Price Adjustment, such values will be used to determine the increase or decrease in the Engine Price Adjustment determined at the time of delivery of such Aircraft.

NOTE: The factor (CPI divided by the base year index) by which the Engine Price is to be multiplied will be expressed as a decimal and rounded to the nearest thousandth. Any rounding of a number, as required under this Supplemental Exhibit with respect to escalation of the Engine Price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.

PA. No. 2126 SA13                  EE1-2                               Page 3

2. ENGINE WARRANTY AND PRODUCT SUPPORT PLAN.

Boeing has obtained from GE the right to extend to Customer the provisions of GE's warranty and product support plan (Warranty and Product Support Plan); subject, however, to Customer's acceptance of the conditions set forth herein and in such Warranty and Product Support Plan. Accordingly, Boeing hereby extends to Customer and Customer hereby accepts the provisions of GE's Warranty and Product Support Plan, and such Warranty and Product Support Plan shall apply to all CF6 turbofan engines including all Modules and Parts thereof, as these terms are defined in the Warranty and Product Support Plan, (Engines) installed in the Aircraft at the time of delivery or purchased from Boeing by Customer for support of the Aircraft except that, if Customer and GE have executed a general terms agreement (Engine GTA), then the terms of the Engine GTA shall be substituted for and supersede the below-stated provisions and such provisions shall be of no force or effect and neither Boeing nor GE shall have any obligation arising therefrom. In consideration for Boeing's extension of the GE Warranty and Product Support Plan to Customer, Customer hereby releases and discharges Boeing from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of the Engines and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities.

The Warranty and Product Support Plan is set forth in Exhibit C to the applicable purchase contract between GE and Boeing. Copies of the Warranty and Product Support Plan shall be provided to Customer by Boeing upon request.


PA. No. 2126 SA13                  EE1-2                               Page 4

                         SERVICE LIFE POLICY COMPONENTS

                                     between

                               THE BOEING COMPANY

                                       and

                                  LanChile S.A.

           Supplemental Exhibit SLP1 to Purchase Agreement Number 2126



PA. No. 2126                       SLP1

                         COVERED SERVICE LIFE COMPONENTS

                                   relating to

                            BOEING MODEL 767 AIRCRAFT

This is the listing of Covered Components for the Aircraft which relate to Part 3, Boeing Service Life Policy of Exhibit C, Product Assurance Document to the AGTA and is a part of Purchase Agreement No. 2126.

1.       Wing.

         (a) Upper and lower wing skins and stiffeners between the forward and rear wing spars.

         (b)      Wing spar webs, chords and stiffeners.

         (c)      Inspar wing ribs.

         (d)      Inspar splice plates and fittings.

         (e)      Main landing gear support structure.

         (f) Wing center section lower beams, spanwise beams and floor beams, but not the seat tracks attached to the beams.

         (g)      Wing-to-body structural attachments.

         (h) Engine strut support fittings attached directly to wing primary structure.

         (i) Support structure in the wing for spoilers and spoiler actuators; for aileron hinges and reaction links; and for leading edge devices and trailing edge flaps.

         (j)      Leading edge device and trailing edge flap support system.

         (k) Aileron, leading edge device and trailing edge flap internal, fixed attachment and actuator support structure.

2.       Body.

         (a) External surface skins and doublers, longitudinal stiffeners, longerons and circumferential rings and frames between the

PA. No. 2126                       SLP1-1
                  forward pressure bulkhead and the vertical stabilizer rear spar bulkhead, and structural support and enclosure for the APU but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

         (b) Window and windshield structure but excluding the windows and windshields.

         (c) Fixed attachment structure of the passenger doors, cargo doors and emergency exits excluding door mechanisms and movable hinge components. Sills and frames around the body openings for the passenger doors, cargo doors and emergency exits, excluding scuff plates and pressure seals.

         (d) Nose wheel well structure, including the wheel well walls, pressure deck, forward and aft bulkheads, and the gear support structure.

         (e) Main gear wheel well structure including pressure deck, bulkheads and landing gear beam support structure.

         (f) Floor beams and support posts in the control cab and passenger cabin area, but excluding seat tracks.

         (g)      Forward and aft pressure bulkheads.

         (h) Keel structure between the wing front spar bulkhead and the main gear wheel well aft bulkhead, including splices.

         (i) Wing front and rear spar support bulkheads, and vertical and horizontal stabilizer front and rear spar support bulkheads including terminal fittings but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

         (j) Support structure in the body for the stabilizer pivot and stabilizer screw.

3.       Vertical Stabilizer.

         (a)      External skins between front and rear spars including splices.

         (b) Front, rear and auxiliary spar chords, webs and stiffeners, and attachment fittings between vertical stabilizer and body.

PA. No. 2126                       SLP1-2

         (c)      Inspar ribs.

         (d) Support structure in the vertical stabilizer for rudder hinges, reaction links and actuators.

         (e) Rudder internal, fixed attachment and actuator support structure.

         (f)      Rudder hinges and supporting ribs, excluding bearings.

4.       Horizontal Stabilizer.

         (a)      External skins between front and rear spars.

         (b)      Front, rear and auxiliary spar chords, webs and stiffeners.

         (c)      Inspar ribs.

         (d) Stabilizer center section and fittings splicing to outboard stabilizer including pivot and screw support structure.

         (e) Support structure in the horizontal stabilizer for the elevator hinges, reaction links and actuators.

         (f) Elevator internal, fixed attachment and actuator support structure.

5.       Engine Strut.

         (a)      Strut external surface skin and doublers and stiffeners.

         (b)      Internal strut chords, frames and bulkheads.

         (c)      Strut to wing fittings and diagonal brace.

         (d) Engine mount support fittings attached directly to strut structure.

         (e) For Aircraft equipped with General Electric or Pratt & Whitney engines only, the engine mounted support fittings.

6.       Main Landing Gear.

         (a)      Outer cylinder.

         (b)      Inner cylinder.

         (c)      Upper and lower side strut, including spindles and universals.

         (d)      Upper and lower drag strut, including spindles and universals.

PA. No. 2126                       SLP1-3

         (e)      Orifice support tube.

         (f)      Downlock links, including spindles and universals

         (g)      Torsion links.

         (h)      Bogie beam.

         (i)      Axles.

7.       Nose Landing Gear.

         (a)      Outer cylinder.

         (b)      Inner cylinder, including axles.

         (c)      Orifice support tube.

         (d)      Upper and lower drag strut, including lock links.

         (e)      Steering plates and steering collar.

         (f)      Torsion links.

         (g)      Actuator support beam and hanger.

NOTE: The Service Life Policy does not cover any bearings, bolts, bushings, clamps, brackets, actuating mechanisms or latching mechanisms used in or on the Covered Components.


PA. No. 2126                       SLP1-4

                        Boeing Commercial Airplane Group
                                  P.O. Box 3707
                             Seattle. WA 98124-2207

2126-1

LanChile S.A.
Estado l0
Casilla 147D
Santiago, Chile

Subject:          Seller Purchased Equipment

Reference:        Purchase Agreement No. 2126 (the Purchase Agreement) between
                  The Boeing Company (Boeing) and LanChile S.A. (Customer) relating to Model 767-316ER aircraft (the Aircraft)

This Letter Agreement amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement have the same meaning as in the Purchase Agreement.

Definition of Terms:

Seller Purchased Equipment (SPE): Buyer Furnished Equipment (BFE) that Boeing purchases for Customer.

Developmental Buyer Furnished Equipment (DBFE): BFE not previously certified for installation on the same model aircraft.

Developmental Avionics: Developmental avionics are avionics that have not been previously certified for installation on the same model aircraft. This Letter Agreement does not include developmental avionics.

1.       Price.

         Advance Payments. An estimated SPE price will be included in the Advance Payment Base Price for the purpose of establishing the advance payments for the Aircraft. The estimated price of this SPE for the Aircraft is $*** expressed in July 1995 dollars.

         Aircraft Price. The Aircraft Price will be adjusted to reflect (i) the actual costs charged Boeing by the SPE suppliers, (ii) a handling fee of 10% of such costs and (iii) reasonable transportation charges. If all DBFE, except for Developmental Avionics, is converted to SPE, Boeing will waive the handling fee for all SPE.

PA. No. 2126

2.       Responsibilities.

                  2.1 Customer is responsible for

                  (i) selecting the supplier on or before:

                  May 21, 1998                              for galleys
                  -------------
                  May 29, 1998                              for seats
                  -------------

                  (ii)     selecting a FAA certifiable part; and

                  (iii)    providing to Boeing the SPE part
                           specification/Customer requirements.

         2.2.     Boeing is responsible for:

                  (i) placing and managing the purchase order with the supplier;

                  (ii)     coordinating with the suppliers on technical issues;

                  (iii) ensuring that the delivered SPE complies with the part specification;

                  (iv) obtaining certification of the Aircraft with the SPE installed; and

                  (v) obtaining for Customer the supplier's standard warranty for the SPE. SPE is deemed to be BFE for purposes of Part 2 of Exhibit C, the Product Assurance Document.

3.       Supplier Selection For SPE Galleys and Seats.

         In addition to those responsibilities described above, for SPE galleys and seats the following provisions apply with respect to Customer's selection of suppliers:

         Galley Requirements. Customer will provide Boeing the definitive galley configuration requirements not later than TBD.

         Bidder's List. For information purposes, Boeing will submit to Customer a bidder's list of existing suppliers of seats and galleys within 120 days of the supplier selection date shown above.

PA. No. 2126

         Request for Quotation (REQ). Approximately 90 days prior to the supplier selection date, Boeing will issue its REQ inviting potential bidders to submit bids for the galleys and seats within 30 days of the selection date.

         Recommended Bidders. Not later than 15 days prior to the supplier selection date, Boeing will submit to Customer a list of recommended bidders from which to choose a supplier for the galleys and seats. The recommendation is based on an evaluation of the bids submitted using price, weight, warranty and schedule as the criteria.

         Supplier Selection. If Customer selects a seat or galley supplier that is not on the Boeing recommended list, such seat or galley will become BFE and the provisions of Exhibit A, Buyer Furnished Equipment Provisions Document, of the AGTA will apply.

4.       Changes.

         After this Letter Agreement is signed, changes to SPE may only be made by and between Boeing and the suppliers. Customer's contacts with SPE suppliers relating to design (including selection of materials and colors), weights, prices or schedules are for informational purposes only. If Customer wants any changes made, requests must be made directly to Boeing for coordination with the supplier.

5.       Proprietary Rights.

         Boeing's obligation to purchase SPE will not impose upon Boeing any obligation to compensate Customer or any supplier for any proprietary rights Customer may have in the design of the SPE.

6.       Remedies.

         If Customer does not comply with the obligations above, Boeing may:

         (i)    delay delivery of the Aircraft;

         (ii)   deliver the Aircraft without installing the SPE;

         (iii)  substitute a comparable part and invoice Customer for the cost;

         (iv) increase the Aircraft Price by the amount of Boeing's additional reasonable costs directly attributable to such noncompliance.

PA. No. 2126

7.       Customer's Indemnification of Boeing.

         Customer will indemnify and hold harmless Boeing from and against all claims and liabilities, including costs and expenses (including attorneys' fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including Aircraft, arising out of or in any way connected with any nonconformance or defect in any SPE and whether or not arising in tort or occasioned in whole or in part by the negligence of Boeing. This indemnity will not apply with respect to any nonconformance or defect caused solely by Boeing's installation of the SPE.

Very truly yours,

THE BOEING COMPANY


By   /s/ [Illegible Signature]
     --------------------------
Its  Attorney-In-Fact
     --------------------------

ACCEPTED AND AGREED TO this

Date January 30, 1998
     --------------------------

LANCHILE S.A.


By   /s/  Carlos Prado C.
     --------------------------
Its  S.V.P. Technical
     --------------------------

PA. No. 2126

                           Boeing Commercial Airplanes
                                  P.O. Box 3707
                             Seattle. WA 98124-2207


6-1162-LAJ-0895

Lan Chile S.A.
Santiago, Chile



Subject:          Business Considerations

Reference:        Purchase Agreement No. 2126 (The Purchase Agreement)
                  between The Boeing Company (Boeing) and Lan Chile S.A.
                  (Customer) relating to Model 767-316F aircraft (the Aircraft)

This letter agreement (Letter Agreement) amends the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement. This Letter Agreement supersedes and replaces in its entirety Letter Agreement 6-1162-LAJ-310R1 dated July 17, 2002.

1.       Credit Memorandum.

         Boeing will provide concurrent with the delivery of each Model 767-316F Aircraft contained on the Aircraft Information Table No. 5 of the Purchase Agreement a credit memorandum equal to ***% of the escalated Airframe Price. This credit memorandum may be used for the purchase of any Boeing goods and services including aircraft but the credit memorandum may not be used for advance payments.

2.       Export License.

         Customer understands and confirms that it is Customer's responsibility to obtain any required Export License from the relevant U.S. authority. Without accepting any liability for any failure to do so, Boeing will use reasonable endeavors to alert Customer to any regulatory changes of which Boeing becomes aware and which require Buyer to obtain such Export License.

3.       Warranty Modification.

         Notwithstanding paragraph 3.2 of Part 2 of Exhibit C to the AGTA, Boeing agrees that the warranty period for a Corrected Boeing Product resulting from a defect in material or workmanship is 6 months or the remainder of the initial warranty period, whichever is longer.

6-1162-LAJ-0895
Page 2


4.       2005 Special Credit Memorandum for Firm Aircraft.

         In consideration of Customer purchasing the Jul-05 and Oct-05 delivery positions identified in the Aircraft Information Table No. 5 of the Purchase Agreement, Boeing will provide concurrent with the delivery the Jul-05 and Oct-05 delivery positions a special 2005 credit memorandum equal to ***% of the escalated Airframe Price. This credit memorandum may be used for the purchase of any Boeing goods and services including aircraft but the credit memorandum may not be used for advance payments.

5.       Engine Thrust Reverser Credit Memo.

         In consideration of Customer purchasing the purchasing the Jul-05 and Oct-05 delivery positions identified in the Aircraft Information Table No. 5 of the Purchase Agreement, Boeing will provide concurrent with the delivery the Jul-05 and Oct-05 delivery positions a credit memorandum equal to *** dollars (US $***). This credit memorandum may be used for the purchase of any Boeing goods and services including aircraft but the credit memorandum may not be used for advance payments.

6.       Special Credit Memo for Purchasing Two (2) Aircraft.

     In consideration of Customer purchasing the purchasing the Jul-05 and Oct-05 delivery positions identified in the Aircraft Information Table No. 5 of the Purchase Agreement, Boeing will provide concurrent with the delivery the Jul-05 and Oct-05 delivery positions a credit memorandum equal to *** dollars (US $***). This credit memorandum may be used for the purchase of any Boeing goods and services including aircraft but the credit memorandum may not be used for advance payments.

7.       Payment Due at Signing of Supplemental Agreement No. 14.

         Notwithstanding payment requirements described in Supplemental Agreement No. 14, Customer may defer the payment(s) that would otherwise be required at signing to any date on or before ***.

6-1162-LAJ-0895
Page 3

8.       Deferred Advance Payment Schedule.

         Notwithstanding the Advance Payment Schedule in the Airplane Information Table No. 5 of the Purchase Agreement, Customer may elect to utilize the following Deferred Advance Payment Schedule.


Due Date of Payment                                              Amount Due per Aircraft
-------------------                                              -----------------------
                                                        (Percentage times Advance Payment Base Price)
Signing of Definitive Agreement                                            ***% (less the Deposit)

*** months prior to the first day of the scheduled                         ***%
delivery month of the Aircraft

*** months prior to the first day of the scheduled                         ***%
delivery month of the Aircraft

*** months prior to the first day of the scheduled                         ***%
delivery month of the Aircraft                                            _____

           Total                                                           ***%

9.       Interest Rate for Deferred Advance Payments on Firm Aircraft.

         For the period from May 6, 2004 through June 30, 2004 Customer will pay interest on all amounts that are deferred pursuant to the above schedule at a fluctuating rate per annum equal to the sixty day (60 day) London Interbank Offered Rate (LIBOR), as published in The Wall Street Journal on April 1, 2004, plus ***%. For the remaining period from July 1, 2004 until delivery of each of the Firm Aircraft, Customer will pay interest on all amounts that are deferred pursuant to the above schedule at a fluctuating rate per annum equal to the ninety day (90 day) London Interbank Offered Rate (LIBOR), as published in The Wall Street Journal effective for the first business day of each calendar quarter (usually published on the business day just prior to such calendar quarter), plus ***%. Such interest shall accrue from and including the date on which such payments would have been due if there were no deferral up to the but excluding the date on which such amounts are paid in full. Interest shall be due and payable quarterly with any remaining unpaid amount due at delivery of each Firm Aircraft (Note: the interest rate as determined above for the period of July 1, 2004 until delivery of each of the Firm Aircraft will be used for the entire calendar quarter; e.g., the interest rate determined based on the LIBOR interest rate for July 1, 2004, would be used for all interest calculations in July, August and September of 2004.)

6-1162-LAJ-0895
Page 4

10.      Confidentiality.

         Customer understands that the information contained in this Letter Agreement is considered confidential. Customer agrees to treat this Letter Agreement as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any third parties.

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

Very truly yours,

THE BOEING COMPANY


By       /s/  Lyn A. Johnson
         --------------------------------
Its      Attorney-In-Fact
         --------------------------------

ACCEPTED AND AGREED TO this


Date       20th, April, 2004
         --------------------------------

LAN CHILE S.A.

By        /s/  Carlos Prado C.
         --------------------------------
Its      Senior VP Corporate Investments
         --------------------------------